Exhibit 8.2

Simpson Thacher & Bartlett LLP

February 17, 2009

Walter Industries, Inc.

4211 W. Boy Scout Boulevard, 10th Floor

Tampa, Florida 33607-5724

Walter Investment Management LLC

4211 W. Boy Scout Boulevard, 10th Floor

Tampa, Florida 33607-5724

Ladies and Gentlemen:

We have acted as counsel to Walter Industries, Inc., a Delaware corporation (“Walter”), in connection with the merger (the “Merger”) of Walter Investment Management LLC, a Delaware limited liability company and wholly-owned subsidiary of Walter (“Spinco”), with and into Hanover Capital Mortgage Holdings, Inc. (“Hanover”), pursuant to the Second Amended and Restated Agreement and Plan of Merger (as amended or supplemented through the date hereof, the “Merger Agreement”), dated as of February 6, 2009 by and among Walter, JWH Holding Company LLC, Spinco and Hanover, with Hanover surviving the Merger as Walter Investment Management Corporation (the “Surviving Corporation”). We are rendering this opinion in connection with the Registration Statement of Hanover on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K thereunder. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

We have examined, and, with your consent, we have relied as to matters of fact upon the Merger Agreement, the Registration Statement (Registration No. 333-155091) and the representation letters of Hanover and Spinco delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Hanover and Spinco in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of” or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification.  We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm our opinion set forth in the Registration Statement under the heading, “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Ownership of Surviving Corporation Common Stock — The Surviving Corporation’s Taxation as a REIT.”

We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the heading, “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Ownership of Surviving Corporation Common Stock — The Surviving Corporation’s Taxation as a REIT.”

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP